UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 21, 2012 (December 21, 2012)

DGSE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Reeder Rd.
Dallas, Texas 75229
(Address of Principal Executive Offices) (Zip Code)

(972) 484-3662
(Registrant’s telephone number, including area code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 21, 2012, DGSE Companies, Inc., a Nevada corporation (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon were: (i) the re-election of Craig Alan-Lee, James D. Clem, William P. Cordeiro, David Rector and James J. Vierling as directors, and (ii) the ratification of the appointment of Whitley Penn, LLP (“Whitley Penn”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Each of the nominees for director was reelected at the Annual Meeting and the results of the voting for the members of the Board of Directors are set forth below:

Nominees	Votes For	Votes Against	Abstain	Broker Non-Votes
Craig Alan-Lee	7,389,473	292,432	0	2,801,913
James D. Clem	7,438,675	243,230	0	2,801,913
William P. Cordeiro	7,389,473	292,432	0	2,801,913
David Rector	7,383,198	298,707	0	2,801,913
James J. Vierling	7,438,675	243,230	0	2,801,913

The proposal to ratify the appointment of Whitley Penn as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, was approved. The results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
10,362,842	120,609	367	0

Item 9.01. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

None.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2012	By:	/s/James J. Vierling
James J. Vierling
Chief Executive Officer